Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FIRST QUARTER 2018

•	Revenue growth of 16.1% to $2.72 billion

•	Organic revenue growth for parts and services of 3.7%

•	Growth of net income from continuing operations attributable to LKQ stockholders of 9% to $153 million

•	First quarter 2018 diluted EPS from continuing operations attributable to LKQ stockholders of $0.49; adjusted diluted EPS of $0.55

•	2018 annual earnings guidance updated

Chicago, IL (April 26, 2018) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the first quarter of 2018 of $2.72 billion, an increase of 16.1% as compared to $2.34 billion in the first quarter of 2017. For the first quarter, parts and services organic revenue growth was 3.7% and acquisition revenue growth was 6.6%, while the impact of exchange rates was 5.4%, for total parts and services revenue growth of 15.7%.
Net income from continuing operations attributable to LKQ stockholders for the first quarter of 2018 was $153 million, an increase of 9% as compared to $141 million for the same period of 2017. On an adjusted basis, net income from continuing operations attributable to LKQ stockholders was $170 million, an increase of 11% as compared to the $153 million for the same period of 2017. Diluted earnings per share from continuing operations attributable to LKQ stockholders for the first quarter of 2018 was $0.49, an increase of 9% as compared to the $0.45 for the same period of 2017. On an adjusted basis, diluted earnings per share from continuing operations attributable to LKQ stockholders for the first quarter of 2018 was $0.55, an increase of 12% as compared to the $0.49 for the same period of 2017. Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation, stated, “I am very pleased with the 6.5% organic parts and services growth in our North America segment. Although we faced a few revenue headwinds in Europe and our Specialty business and experienced certain near-term cost pressures in the quarter, we are actively addressing the issues and I am confident that we have solid plans to quickly return to our historical levels of growth and profitability.”
Balance Sheet and Liquidity
Cash flow from operations totaled $145 million during the first quarter of 2018, and the Company invested approximately $62 million in capital expenditures and other long term assets for continuing operations. As of March 31, 2018, LKQ’s balance sheet reflected cash and equivalents of $246 million and outstanding debt of $3.3 billion. Total availability under the Company’s credit facilities at March 31, 2018 was approximately $1.5 billion.
Other Events
On March 22, 2018, the Company priced an offering of €1.0 billion in aggregate principal amount of senior notes. The offering consisted of €750 million 3.625% senior notes due 2026 (the “2026 notes”) and €250 million 4.125% senior notes due 2028 (the “2028 notes” and, together with the 2026 notes, the “notes”). LKQ European Holdings B.V. will pay interest on the notes semi-annually on April 1 and October 1 of each year, commencing on October 1, 2018. The 2026 notes will mature on April 1, 2026, and the 2028 notes will mature on April 1, 2028. The notes are fully and unconditionally guaranteed by LKQ Corporation and each of its domestic wholly-owned subsidiaries that are guarantors under its senior secured credit facility. The Company intends to use the net proceeds from the offering, together with borrowings under its senior secured credit facility, (i) to finance a portion of the consideration payable for the pending Stahlgruber GmbH acquisition, (ii) for general corporate purposes and (iii) to pay related fees and expenses, including the refinancing of net financial debt. The note offering closed on April 9, 2018.
During the first quarter of 2018, LKQ acquired an aftermarket radiator and related products distributor in Tennessee. Also in the first quarter, LKQ’s European operations opened one branch in Western Europe and four branches in Eastern Europe.
Company Outlook
The Company updated its guidance for 2018.

	Updated Guidance	Prior Guidance
Organic revenue growth for parts & services	4.0% to 5.5%	4.0% to 6.0%
Net income from continuing operations attributable to LKQ stockholders	$611 million to $641 million	$646 million to $676 million
Adjusted net income from continuing operations attributable to LKQ stockholders*	$685 million to $715 million	$720 million to $750 million
Diluted EPS from continuing operations attributable to LKQ stockholders	$1.96 to $2.06	$2.07 to $2.16
Adjusted diluted EPS from continuing operations attributable to LKQ stockholders*	$2.20 to $2.30	$2.30 to $2.40
Cash flows from operations	$625 million to $675 million	$650 million to $700 million
Capital expenditures	$235 million to $265 million	$250 million to $280 million
*Non-GAAP measures. See the table accompanying this release that reconciles the forecasted U.S. GAAP measures to the forecasted adjusted measures, which are non-GAAP.
Our guidance for 2018 is based on current market conditions and does not include any results for the pending Stahlgruber acquisition. Changes in these conditions may impact our ability to achieve the guidance. We will update guidance for the balance of the year once the Stahlgruber transaction closes. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; adjustments to the estimated tax reform provisions booked in 2017; losses on debt extinguishment; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).
Conference Call Details
LKQ will host a conference call and webcast on April 26, 2018 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (866) 393-4306. International access to the call may be obtained by dialing (734) 385-2616. The investor conference call will require you to enter conference ID: 2799888#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (404) 537-3406 for international calls. The telephone replay will require you to enter conference ID: 2799888 #. An online replay of the audio webcast will be available on the Company's website.

Both formats of replay will be available through May 10, 2018. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage of OEMs with “connected car” technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicles or vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements; and

•	changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes of our mix of earnings among the jurisdictions in which we operate.

Contact:
Joseph P. Boutross- Vice President, Investor Relations, LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended March 31,
	2018		2017
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$2,720,764	100.0%	$2,342,843	100.0%	$377,921	16.1%
Cost of goods sold	1,666,793	61.3%	1,412,750	60.3%	254,043	18.0%
Gross margin	1,053,971	38.7%	930,093	39.7%	123,878	13.3%
Selling, general and administrative expenses (2)	766,891	28.2%	642,817	27.4%	124,074	19.3%
Restructuring and acquisition related expenses	4,054	0.1%	2,928	0.1%	1,126	38.5%
Depreciation and amortization	56,458	2.1%	48,656	2.1%	7,802	16.0%
Operating income	226,568	8.3%	235,692	10.1%	(9,124)	(3.9%)
Other expense (income):
Interest expense, net	28,515	1.0%	23,988	1.0%	4,527	18.9%
Other income, net	(2,882)	(0.1%)	(1,046)	(0.0%)	(1,836)	n/m
Total other expense, net	25,633	0.9%	22,942	1.0%	2,691	11.7%
Income from continuing operations before provision for income taxes	200,935	7.4%	212,750	9.1%	(11,815)	(5.6%)
Provision for income taxes	49,584	1.8%	72,155	3.1%	(22,571)	(31.3%)
Equity in earnings of unconsolidated subsidiaries	1,412	0.1%	214	0.0%	1,198	n/m
Income from continuing operations	152,763	5.6%	140,809	6.0%	11,954	8.5%
Net loss from discontinued operations	—	0.0%	(4,531)	(0.2%)	4,531	(100.0%)
Net income	152,763	5.6%	136,278	5.8%	16,485	12.1%
Less: net loss attributable to noncontrolling interest	(197)	(0.0%)	—	0.0%	(197)	n/m
Net income attributable to LKQ stockholders	$152,960	5.6%	$136,278	5.8%	$16,682	12.2%

Basic earnings per share(3):
Income from continuing operations	$0.49		$0.46		$0.03	6.5%
Net loss from discontinued operations	—		(0.01)		0.01	(100.0%)
Net income	0.49		0.44		0.05	11.4%
Less: net loss attributable to noncontrolling interest	(0.00)		—		(0.00)	n/m
Net income attributable to LKQ stockholders	$0.49		$0.44		$0.05	11.4%

Diluted earnings per share(3):
Income from continuing operations	$0.49		$0.45		$0.04	8.9%
Net loss from discontinued operations	—		(0.01)		0.01	(100.0%)
Net income	0.49		0.44		0.05	11.4%
Less: net loss attributable to noncontrolling interest	(0.00)		—		(0.00)	n/m
Net income attributable to LKQ stockholders	$0.49		$0.44		$0.05	11.4%

Weighted average common shares outstanding:
Basic	309,517		308,028		1,489	0.5%
Diluted	311,347		310,300		1,047	0.3%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) Selling, general and administrative expenses contain facility and warehouses expenses and distribution expenses that were previously shown separately.
(3) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$245,679	$279,766
Receivables, net	1,211,788	1,027,106
Inventories	2,401,309	2,380,783
Prepaid expenses and other current assets	180,367	134,479
Total current assets	4,039,143	3,822,134
Property, plant and equipment, net	929,756	913,089
Intangible assets:
Goodwill	3,572,198	3,536,511
Other intangibles, net	740,804	743,769
Equity method investments	208,210	208,404
Other assets	146,067	142,965
Total assets	$9,636,178	$9,366,872
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$812,661	$788,613
Accrued expenses:
Accrued payroll-related liabilities	112,140	143,424
Other accrued expenses	267,364	218,600
Refund liability	99,179	—
Other current liabilities	41,167	45,727
Current portion of long-term obligations	142,277	126,360
Total current liabilities	1,474,788	1,322,724
Long-term obligations, excluding current portion	3,170,788	3,277,620
Deferred income taxes	242,226	252,359
Other noncurrent liabilities	329,395	307,516
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 309,630,976 and 309,126,386 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	3,096	3,091
Additional paid-in capital	1,146,391	1,141,451
Retained earnings	3,271,718	3,124,103
Accumulated other comprehensive loss	(14,618)	(70,476)
Total Company stockholders’ equity	4,406,587	4,198,169
Noncontrolling interest	12,394	8,484
Total stockholders’ equity	4,418,981	4,206,653
Total liabilities and stockholders’ equity	$9,636,178	$9,366,872

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$152,763	$136,278
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,066	50,604
Stock-based compensation expense	5,982	7,285
Loss on sale of business	—	8,580
Other	(3,134)	1,343
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(130,520)	(108,893)
Inventories	5,016	(745)
Prepaid income taxes/income taxes payable	37,362	61,064
Accounts payable	23,924	24,449
Other operating assets and liabilities	(7,296)	(7,672)
Net cash provided by operating activities	145,163	172,293
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(62,189)	(44,398)
Acquisitions, net of cash acquired	(2,966)	(77,056)
Proceeds from disposals of business/investment	—	301,297
Other investing activities, net	534	1,314
Net cash (used in) provided by investing activities	(64,621)	181,157
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,255	2,464
Taxes paid related to net share settlements of stock-based compensation awards	(3,292)	(3,644)
Debt issuance costs	(724)	—
Borrowings under revolving credit facilities	201,669	45,239
Repayments under revolving credit facilities	(321,525)	(389,313)
Repayments under term loans	(4,405)	(9,295)
Repayments under receivables securitization facility	—	(150)
Borrowings of other debt, net	4,409	23,313
Other financing activities, net	4,107	5,000
Net cash used in financing activities	(117,506)	(326,386)
Effect of exchange rate changes on cash and cash equivalents	2,877	3,034
Net (decrease) increase in cash and cash equivalents	(34,087)	30,098
Cash and cash equivalents of continuing operations, beginning of period	279,766	227,400
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	7,116
Cash and cash equivalents of continuing and discontinued operations, beginning of period	279,766	234,516
Cash and cash equivalents, end of period	$245,679	$264,614

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	March 31,
	2018	2017	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,172,585	$1,079,875	$92,710	8.6%
Europe	1,037,046	819,167	217,879	26.6%
Specialty	350,674	313,899	36,775	11.7%
Parts and services	2,560,305	2,212,941	347,364	15.7%
Other	160,459	129,902	30,557	23.5%
Total	$2,720,764	$2,342,843	$377,921	16.1%

Revenue changes by category for the three months ended March 31, 2018 vs. 2017:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	6.5%	1.8%	0.3%	8.6%
Europe	1.2%	11.3%	14.1%	26.6%
Specialty	0.3%	11.0%	0.4%	11.7%
Parts and services	3.7%	6.6%	5.4%	15.7%
Other	22.4%	0.9%	0.2%	23.5%
Total	4.7%	6.3%	5.1%	16.1%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended
	March 31, 2018
	Consolidated	Europe
Parts & Services
Revenue growth as reported	15.7%	26.6%
Less: Currency impact	5.4%	14.1%
Revenue growth at constant currency	10.3%	12.5%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended
	March 31,
	2018		2017
(In thousands)		% of Revenue		% of Revenue
Revenue
North America	$1,329,843		$1,208,240
Europe	1,040,430		820,897
Specialty	351,792		314,934
Eliminations	(1,301)		(1,228)
Total revenue	$2,720,764		$2,342,843
Segment EBITDA
North America	$177,713	13.4%	$176,135	14.6%
Europe	75,534	7.3%	78,694	9.6%
Specialty	41,969	11.9%	35,441	11.3%
Total Segment EBITDA	$295,216	10.9%	$290,270	12.4%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended
	March 31,
	2018	2017
(In thousands)
Net income	$152,763	$136,278
Less: net loss attributable to noncontrolling interest	(197)	—
Net income attributable to LKQ stockholders	152,960	136,278
Subtract:
Net loss from discontinued operations	—	(4,531)
Net income from continuing operations attributable to LKQ stockholders	152,960	140,809
Add:
Depreciation and amortization	56,458	48,656
Depreciation and amortization - cost of goods sold	4,608	1,948
Interest expense, net	28,515	23,988
Provision for income taxes	49,584	72,155
Earnings before interest, taxes, depreciation and amortization (EBITDA)	292,125	287,556
Subtract:
Equity in earnings of unconsolidated subsidiaries	1,412	214
Add:
Restructuring and acquisition related expenses	4,054	2,928
Inventory step-up adjustment - acquisition related	403	—
Change in fair value of contingent consideration liabilities	46	—
Segment EBITDA	$295,216	$290,270

EBITDA as a percentage of revenue	10.7%	12.3%

Segment EBITDA as a percentage of revenue	10.9%	12.4%

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended
	March 31,
	2018	2017
(In thousands, except per share data)
Net income	$152,763	$136,278
Less: net loss attributable to noncontrolling interest	(197)	—
Net income attributable to LKQ stockholders	152,960	136,278
Subtract:
Net loss from discontinued operations	—	(4,531)
Net income from continuing operations attributable to LKQ stockholders	152,960	140,809
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	22,262	21,300
Restructuring and acquisition related expenses	4,054	2,928
Inventory step-up adjustment - acquisition related	403	—
Change in fair value of contingent consideration liabilities	46	—
Excess tax benefit from stock-based payments	(2,641)	(3,256)
Tax effect of adjustments	(6,959)	(8,540)
Adjusted net income from continuing operations attributable to LKQ stockholders	$170,125	$153,241

Weighted average diluted common shares outstanding	311,347	310,300

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
Reported	$0.49	$0.45

Adjusted	$0.55	$0.49

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing the company’s historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other acquisition-related gains and losses, excess tax benefits and deficiencies from stock-based payments, adjustments to the estimated tax reform provisions recorded in 2017 and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. These financial measures are used by management in its decision making and overall evaluation of operating performance of the company and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2018
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$611	$641
Adjustments:
Amortization of acquired intangibles	100	100
Restructuring and acquisition related expenses	4	4
Excess tax benefit from stock-based payments	(3)	(3)
Tax effect of adjustments	(27)	(27)
Adjusted net income from continuing operations attributable to LKQ stockholders	$685	$715

Weighted average diluted common shares outstanding	312	312

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$1.96	$2.06
Non-GAAP (Adjusted)	$2.20	$2.30

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2018 and the related tax effect; we included for all other components the amounts incurred as of March 31, 2018.